Exhibit 77Q1(e)

     Copies of any new or amended registrant investment advisory agreements


                         MANAGEMENT FEE WAIVER AGREEMENT


         This Management Fee Waiver Agreement (the "Agreement") is made and entered into as of this 1st day of December 2004 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust ("Investment Trust") with respect to its Balanced Series (the "Fund").

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to the Fund for the fiscal year beginning December 1, 2004 through November 30, 2005.

         IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.



                                          LORD, ABBETT & CO. LLC



                                  BY:     /s/ Paul A. Hilstad
                                          -------------------
                                          Paul A. Hilstad
                                          Member and General Counsel


                                          LORD ABBETT INVESTMENT TRUST



                                  BY:     /s/ Christina T. Simmons
                                          ------------------------
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary

                         MANAGEMENT FEE WAIVER AGREEMENT


         This Management Fee Waiver Agreement (the "Agreement") is made and entered into as of this 29th day of June 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust ("Investment Trust"), on behalf of each of its Lord Abbett Income Strategy Fund and Lord Abbett World Growth & Income Strategy Fund (each a "Fund").

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to each Fund for the current fiscal year ending November 30, 2005.

         IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.



                                          LORD, ABBETT & CO. LLC



                                 BY:      /s/ Paul A. Hilstad
                                          -------------------
                                          Paul A. Hilstad
                                          Member and General Counsel


                                          LORD ABBETT INVESTMENT TRUST



                                 BY:      /s/ Christina T. Simmons
                                          ------------------------
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary

                         MANAGEMENT FEE WAIVER AGREEMENT


         This Management Fee Waiver Agreement (the "Agreement") is made and entered into as of this 1st day of December 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust ("Investment Trust"), on behalf of each of its Lord Abbett Balanced Strategy Fund, Lord Abbett Income Strategy Fund and Lord Abbett World Growth & Income Strategy Fund (each a "Fund").

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to each Fund for the fiscal year beginning December 1, 2005 through November 30, 2006.

         IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.



                                          LORD, ABBETT & CO. LLC


                                 BY:      /s/ Lawrence H. Kaplan
                                          ----------------------
                                          Lawrence H. Kaplan
                                          Member and General Counsel


                                          LORD ABBETT INVESTMENT TRUST


                                 BY:      /s/ Christina T. Simmons
                                          ------------------------
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary

                         EXPENSE REIMBURSEMENT AGREEMENT


         This Expense Reimbursement Agreement (this "Agreement") is made and entered into this 1st day of December 2004 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust (the "Investment Trust") with respect to the Lord Abbett Core Fixed Income Fund, Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett Total Return Fund, and Lord Abbett U.S. Government & Government Sponsored Enterprises Fund (each a "Fund").

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. With respect to each of the Limited Duration U.S. Government & Government Sponsored Enterprises Fund, Core Fixed Income Fund, and Total Return Fund, Lord Abbett agrees to bear directly and/or reimburse the Funds for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) ninety basis points (0.90%) for Class A shares of the Funds, (b) one hundred and fifty-five basis points (1.55%) for Class B shares of the Funds, (c) one hundred and fifty-five basis points (1.55%) for Class C shares of the Funds, (d) one hundred basis points (1.00%) for Class P shares of the Funds, and (e) fifty-five basis points (0.55%) for Class Y shares of the Funds of the average daily net assets in the Funds for the time period set forth in paragraph 3 below.

         2. With respect to the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) one hundred basis points (1.00%) for Class A shares of the Fund, (b) one hundred and sixty-five basis points (1.65%) for Class B shares of the Fund, (c) one hundred and sixty-five basis points (1.65%) for Class C shares of the Fund,
            (d) one hundred and ten basis points (1.10%) for Class P shares of the Fund, and (e) sixty-five basis points (0.65%) for Class Y shares of the Fund of the average daily net assets in the Fund for the time period set forth in paragraph 3 below.

         3. Lord Abbett's commitment described in paragraphs 1 and 2 will be effective from December 1, 2004 through November 30, 2005.

         IN WITNESS WHEREOF, Lord Abbett and the Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                                      LORD ABBETT INVESTMENT TRUST



                                  By: /s/ Christina T. Simmons
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary


                                  LORD, ABBETT & CO. LLC



                                  By: /s/ Paul A. Hilstad
                                          Paul A. Hilstad
                                          Member and General Counsel

                         EXPENSE REIMBURSEMENT AGREEMENT


         This Expense Reimbursement Agreement (this "Agreement") is made and entered into this 1st day of December 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust (the "Investment Trust") with respect to the Lord Abbett Core Fixed Income Fund, Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett Total Return Fund, and Lord Abbett U.S. Government & Government Sponsored Enterprises Fund (each a "Fund").

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. With respect to each of the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett Core Fixed Income Fund, and Lord Abbett Total Return Fund, Lord Abbett agrees to bear directly and/or reimburse the Funds for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) ninety basis points (0.90%) for Class A shares of the Funds, (b) one hundred and fifty-five basis points (1.55%) for Class B shares of the Funds, (c) one hundred and fifty-five basis points (1.55%) for Class C shares of the Funds, (d) one hundred basis points (1.00%) for Class P shares of the Funds, and (e) fifty-five basis points (0.55%) for Class Y shares of the Funds of the average daily net assets in the Funds for the time period set forth in paragraph 3 below.

         2. With respect to the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) one hundred basis points (1.00%) for Class A shares of the Fund, (b) one hundred and sixty-five basis points (1.65%) for Class B shares of the Fund, (c) one hundred and sixty-five basis points (1.65%) for Class C shares of the Fund,
            (d) one hundred and ten basis points (1.10%) for Class P shares of the Fund, and (e) sixty-five basis points (0.65%) for Class Y shares of the Fund of the average daily net assets in the Fund for the time period set forth in paragraph 3 below.

         3. Lord Abbett's commitment described in paragraphs 1 and 2 will be effective from December 1, 2005 through November 30, 2006.

         IN WITNESS WHEREOF, Lord Abbett and the Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                                 LORD ABBETT INVESTMENT TRUST



                                 By:      /s/ Christina T. Simmons
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary


                                 LORD, ABBETT & CO. LLC


                                          /s/ Lawrence H. Kaplan
                                          Lawrence H. Kaplan
                                          Member and General Counsel

                    Addendum to Management Agreement between
                          Lord Abbett Investment Trust

                                       and

                             Lord, Abbett & Co. LLC
                    Dated: December 1, 2004 (the "Agreement")



         Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust (the "Trust"), on behalf of each of its Lord Abbett Core Fixed Income Fund and Lord Abbett Total Return Fund (each a "Fund"), do hereby agree that the annual management fee rate for each Fund with respect to paragraph 2 of the Agreement shall be reduced as follows: 0.45 of 1% of the first $1 billion of the Fund's average daily net assets; 0.40 of 1% of the next $1 billion of such assets; and
0.35 of 1% of such assets in excess of $2 billion.

         In addition, Lord Abbett and the Trust, on behalf of its Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund (the "Fund") do hereby agree that the annual management fee rate for the Fund with respect to paragraph 2 of the Agreement shall be as follows: 0.40 of 1% of the first $1 billion of the Fund's average daily net assets; 0.35 of 1% of the next $1 billion of such assets; and 0.30 of 1% of such assets in excess of $2 billion.

         For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Trust.


                          LORD, ABBETT & CO. LLC



                          BY: /s/ Paul A. Hilstad
                                  Paul A. Hilstad
                                  Member and General Counsel



                          LORD ABBETT INVESTMENT TRUST



                          BY: /s/ Christina T. Simmons
                                  Christina T. Simmons
                                  Vice President and Assistant Secretary

                    Addendum to Management Agreement between
                          Lord Abbett Investment Trust

                                       and

                             Lord, Abbett & Co. LLC
                    Dated: December 1, 2005 (the "Agreement")




         Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust, on behalf of its Lord Abbett High Yield Fund (the "Fund"), do hereby agree that the annual management fee rate for the Fund with respect to paragraph 2 of the Agreement shall be as follows: 0.60 of 1% of the first $1 billion of the Fund's average daily net assets; 0.55 of 1% of the next $1 billion of such assets; and 0.50 of 1% of such assets in excess of $2 billion.

         For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Fund.


                              LORD, ABBETT & CO. LLC



                              BY: /s/ Lawrence H. Kaplan
                                  ----------------------
                                  Lawrence H. Kaplan
                                  Member and General Counsel



                              LORD ABBETT INVESTMENT TRUST



                              BY: /s/ Christina T. Simmons
                                  ------------------------
                                  Christina T. Simmons
                                  Vice President & Assistant Secretary